Exhibit 10-E

                                                             CONFORMED COPY

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                                   SHORT TERM
                         RECEIVABLES PURCHASE AGREEMENT


                                _______________



                         CHRYSLER FINANCIAL CORPORATION

                          CHRYSLER CREDIT CORPORATION

                         U.S. AUTO RECEIVABLES COMPANY

                       AMERICAN AUTO RECEIVABLES COMPANY


                                _______________



                                 CHEMICAL BANK,
                                    as Agent

                                      and

                            as Administrative Agent


                                _______________



                            Dated as of May 23, 1994




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
                             TABLE OF CONTENTS

                                                                       Page

SECTION 1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.1     Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2     Other Definitional Provisions . . . . . . . . . . . . . . . .1

SECTION 2.   AMOUNT AND TERMS OF SHORT TERM COMMITMENTS. . . . . . . . . .2

     2.1     Short Term Commitments. . . . . . . . . . . . . . . . . . . .2
     2.2     Related Documents . . . . . . . . . . . . . . . . . . . . . .2
     2.3     Procedure for Purchase. . . . . . . . . . . . . . . . . . . .2
     2.4     Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.5     Termination or Reduction of Short Term Commitments. . . . . .4
     2.6     Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.7     Pro Rata Treatment and Payments . . . . . . . . . . . . . . .4
     2.8     Addition of Retail Sellers. . . . . . . . . . . . . . . . . .5
     2.9     Additional Commitments. . . . . . . . . . . . . . . . . . . .5

SECTION 3.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . .5

     3.1     Corporate Existence; Compliance with Law. . . . . . . . . . .5
     3.2     Corporate Power; Authorization; Enforceable
                  Obligations. . . . . . . . . . . . . . . . . . . . . . .6
     3.3     No Legal Bar. . . . . . . . . . . . . . . . . . . . . . . . .6
     3.4     No Material Litigation. . . . . . . . . . . . . . . . . . . .6
     3.5     No Default. . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.6     Investment Company Act; Other Regulations . . . . . . . . . .6

SECTION 4.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . .7

     4.1     Conditions to Effectiveness of This Short Term RPA. . . . . .7
     4.2     Notice of Effective Date. . . . . . . . . . . . . . . . . . .8
     4.3     Conditions to Each Purchase . . . . . . . . . . . . . . . . .8
     4.4     Conditions to Addition of Retail Seller . . . . . . . . . . .9

SECTION 5.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .9

     5.1     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.2     Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.3     Ownership of Retail Sellers and Wholesale Seller. . . . . . .9
     5.4     Maintenance of Separate Existence . . . . . . . . . . . . . .9

SECTION 6.   GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . 10

     6.1     Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 7.   COMMITMENT TERMINATION EVENTS . . . . . . . . . . . . . . . 11

SECTION 8.   THE AGENT AND ADMINISTRATIVE AGENT. . . . . . . . . . . . . 12

     8.1     Appointment . . . . . . . . . . . . . . . . . . . . . . . . 12
     8.2     Delegation of Duties. . . . . . . . . . . . . . . . . . . . 13
     8.3     Exculpatory Provisions. . . . . . . . . . . . . . . . . . . 13
     8.4     Reliance by Agent and Administrative Agent. . . . . . . . . 13
     8.5     Notice of Default . . . . . . . . . . . . . . . . . . . . . 14
     8.6     Non-Reliance on Agent, Administrative Agent and
                  Other Banks. . . . . . . . . . . . . . . . . . . . . . 14
     8.7     Indemnification . . . . . . . . . . . . . . . . . . . . . . 15
     8.8     Agent in Its Individual Capacity. . . . . . . . . . . . . . 15
     8.9     Successor Agent . . . . . . . . . . . . . . . . . . . . . . 15
     8.10    Successor Administrative Agent. . . . . . . . . . . . . . . 16

SECTION 9.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 16

     9.1     Amendments and Waivers. . . . . . . . . . . . . . . . . . . 16
     9.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     9.3     No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . 18
     9.4     Survival of Representations and Warranties. . . . . . . . . 18
     9.5     Payment of Expenses and Taxes . . . . . . . . . . . . . . . 18
     9.6     Successors and Assigns; Participations; Purchasing
                  Banks. . . . . . . . . . . . . . . . . . . . . . . . . 19
     9.7     Clearing Accounts . . . . . . . . . . . . . . . . . . . . . 22
     9.8     Adjustments; Set-off. . . . . . . . . . . . . . . . . . . . 23
     9.9     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 23
     9.10    Severability. . . . . . . . . . . . . . . . . . . . . . . . 24
     9.11    Integration . . . . . . . . . . . . . . . . . . . . . . . . 24
     9.12    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . 24
     9.13    Submission To Jurisdiction; Waivers . . . . . . . . . . . . 24
     9.14    Acknowledgements. . . . . . . . . . . . . . . . . . . . . . 25


ANNEX

     1       Definitions


SCHEDULE

     I       Short Term Commitments


EXHIBITS

     A       Addendum
     B       Short Term Retail PSA
     C       Wholesale Series Supplement
     D       Effective Date Opinion
     E       Assignment and Acceptance
     F       Form of New Bank Supplement
     G       Form of Short Term Commitment Increase Supplement

          SHORT TERM RECEIVABLES PURCHASE AGREEMENT, dated as of May 23, 1994, among CHRYSLER FINANCIAL CORPORATION, a Michigan corporation ("CFC" or the "Company"), CHRYSLER CREDIT CORPORATION, a Delaware corporation ("CCC"), U.S. AUTO RECEIVABLES COMPANY, a Delaware corporation, in its capacity as originator of the Wholesale Master Trust referred to below and seller of receivables under the Wholesale PSA referred to below (in such capacity, the "Wholesale Seller"), AMERICAN AUTO RECEIVABLES COMPANY, a Delaware corporation, and the other special purpose subsidiaries of CFC from time to time parties hereto in their capacities as sellers of undivided interests in Retail Pooled Property represented by Retail Senior Certificates (each, in such capacity, a "Retail Seller"), the several commercial banks from time to time parties to this Short Term RPA (the "Banks") and CHEMICAL BANK, a New York banking corporation, as agent for the Banks hereunder (in such capacity, the "Agent") and as administrative agent (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H :


          WHEREAS, CFC, CCC, the Wholesale Seller and the Retail Seller have requested that the Banks agree to purchase undivided participating interests in Retail Pooled Property and in Wholesale Trust Assets (each, as hereinafter defined);

          WHEREAS, subject to the terms and conditions hereof, the Banks are willing to make such purchases;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

          1.1 Defined Terms. The capitalized terms used herein which are defined in, or by reference in, Annex 1 hereto shall have the meanings specified therein.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Short Term RPA shall have the defined meanings when used in the Related Documents or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Related Documents, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Short Term RPA shall refer to this Short Term RPA as a whole and not to any particular provision of this Short Term RPA, and Section, subsection, Schedule and Exhibit references are to this Short Term RPA unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


             SECTION 2.  AMOUNT AND TERMS OF SHORT TERM COMMITMENTS

          2.1 Short Term Commitments. Subject to the terms and conditions hereof, during the period from the Effective Date to and including the Short Term Commitment Termination Date, each Bank severally agrees to purchase from the Retail Sellers (each such purchase, a "Retail Purchase") undivided participating interests in Retail Pooled Property and to purchase from the Wholesale Seller (each such purchase, a "Wholesale Purchase") undivided participating interests in Wholesale Trust Assets in amounts such that at any one time such Bank's Invested Amount shall not exceed the amount of such Bank's Short Term Commitment, provided that the Wholesale Aggregate Senior Invested Amount shall not, after giving effect to any proposed Wholesale Purchase, exceed the Wholesale Senior Certificate Sublimit.

          2.2 Related Documents. (a) Retail Purchases shall be made pursuant to the terms and conditions of the Short Term Retail PSA, and each Bank's undivided participating interest in the Retail Pooled Property shall be evidenced by a Retail Senior Certificate issued to such Bank pursuant to the Short Term Retail PSA.

          (b) Wholesale Purchases shall be made pursuant to the terms and conditions of the Short Term Wholesale Series Supplement, and each Bank's undivided participating interest in the Wholesale Trust Assets shall be evidenced by a Wholesale Senior Certificate issued to such Bank pursuant to the Short Term Wholesale Series Supplement.

          2.3 Procedure for Purchase. The Sellers may utilize the Short Term Commitment of each Bank during the period from the Effective Date to and including the Short Term Commitment Termination Date on any Distribution Date or any other Business Day, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Purchase Date, if all or any part of the requested Purchase is to initially bear interest at a rate based on the LIBO Rate or (b) one Business Day prior to the requested Purchase Date, otherwise), specifying (i) the amount to be purchased, (ii) the requested Purchase Date, (iii) whether the Purchase is to be a Retail Purchase, a Wholesale Purchase or a combination thereof, (iv) if the Purchase is to be entirely or partly a Wholesale Purchase and is made on a Wholesale Distribution Date, the respective amounts of such Wholesale Purchase which shall initially bear interest at a rate based on the LIBO Rate and at a rate based on the Base Rate and (v) if any amount of such Purchase shall bear interest based on the LIBO Rate, the date of the succeeding Distribution Date; it being understood that (A) any Wholesale Purchase made on a day other than a Wholesale Distribution Date shall bear interest based on the Base Rate until the following Wholesale Distribution Date and thereafter shall bear interest based on the LIBO Rate or the Base Rate, as selected pursuant to the Short Term Wholesale Series Supplement, and (B) any Retail Purchase made on a day other than a Retail Distribution Date shall bear interest based on the Base Rate until the following Retail Distribution Date and thereafter shall bear interest based on the LIBO Rate. On each Purchase Date the Purchases under the Short Term Commitments shall be in an aggregate amount equal to at least $100,000,000. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Bank thereof. Each Bank shall (subject to subsection 9.7(b)) deposit in its Clearing Account an amount in immediately available funds equal to the amount of its pro rata share of each Purchase prior to 11:00 A.M., New York City time, on the Purchase Date requested by the Company. The Agent shall, pursuant to subsection 9.7(a), cause such amount to be withdrawn from each such Clearing Account and shall make the aggregate amount so withdrawn available to the Company for the benefit of the Sellers by depositing the proceeds thereof in the account of the Company with the Agent.

          2.4  Fees.

          (a) CCC agrees to pay to the Agent, for the ratable account of the Banks, a facility fee for each day from and including the Effective Date to but excluding the later of (i) the last day of the Short Term Commitment Period and (ii) the date on which the Aggregate Invested Amount shall have been reduced to zero (such later date, the "Final Fee Payment Date"). Such fee shall be payable quarterly in arrears on (A) the first Business Day of each January, April, July and October (for the three-month period (or portion thereof) ended on the last day of the immediately preceding month) and (B) on the Final Fee Payment Date (for the period ended on such date for which no payment has been received pursuant to clause (A) above) and shall be computed for each day during such period at a rate per annum equal to 0.1500 of 1% of the Short Term Aggregate Commitment Amount in effect on such day (or, if the Short Term Commitments shall have been terminated, on the Aggregate Invested Amount on such day).

          (b) Facility fees shall be calculated on the basis of a 365- or 366-day year, as the case may be, for actual days elapsed. Facility fees that are not paid when due shall bear interest, payable on demand, from the date when due until paid in full (both before and after judgment) at the Default Rate.

          (c) CCC agrees to pay the Administrative Agent a fee of $2000 per month with respect to each calendar month during which the Aggregate Invested Amount exceeds zero at any time occurring during the period from the first day of the calendar month following the calendar month in which the Effective Date occurs until the Aggregate Invested Amount is zero and the Short Term Commitments have terminated, payable in arrears on the last Business Day of each such month.

          (d) If any Bank becomes an "affected Purchaser" under Section 11.3(f)(i) of the Short Term Retail PSA or an "affected Bank Series Certificateholder" under Section 8.5(i) of the Short Term Wholesale Series Supplement following any "Change in Law" (as defined therein), CCC shall thereafter increase that portion of the facility fee payable to such affected Bank under paragraph (a) of this subsection 2.4 to a level, which, in the opinion of such affected Bank, will adequately compensate such affected Bank for the costs referred to in such agreements. The Company may from time to time reduce the compensation to be received pursuant to this paragraph (d) by any affected Bank as a result of any Change in Law, to the average compensation (the "Average Compensation") the Company has agreed, as provided above, to pay the affected Banks as a result of such Change in Law (such average compensation to be measured by a percentage of the aggregate Short Term Commitments of such affected Banks).

          2.5 Termination or Reduction of Short Term Commitments. The CFC Parties shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Short Term Commitments or, from time to time, to reduce the amount of Short Term Commitments. Any such reduction shall be in an amount equal to $100,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Short Term Commitments then in effect.

          2.6 Interest. (a) Each Retail Senior Certificate shall bear interest as set forth in the Short Term Retail PSA.

          (b) Each Wholesale Senior Certificate shall bear interest as set forth in the Short Term Wholesale Series Supplement.

          2.7 Pro Rata Treatment and Payments. (a) Each Purchase hereunder, each payment by CCC on account of any facility fee hereunder and any reduction of the Short Term Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks. All payments (including prepayments) by the Sellers on the Certificates and with respect to fees shall be made without setoff or counterclaim to the Agent for the account of the Banks at the office of the Agent referred to in subsection 9.2 in Dollars and in immediately available funds. The Agent shall promptly distribute such payments to each Bank entitled to receive a portion thereof by causing such Bank's portion of such payment to be deposited in such Bank's Clearing Account.

          (b) Unless the Agent shall have been notified in writing by any Bank prior to a Purchase Date that such Bank will not make the amount that would constitute its Commitment Percentage of the Purchase on such date available to the Agent, the Agent may assume that such Bank has made such amount available to the Agent on such Purchase Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Purchase Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Effective Federal Funds Rate during such period, times (ii) the amount of such Bank's Commitment Percentage of such Purchase, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Purchase Date to the date on which such Bank's Commitment Percentage of such Purchase shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Bank's Commitment Percentage of such Purchase is not in fact made available to the Agent by such Bank within three Business Days of such Purchase Date, the Agent shall be entitled to recover such amount with interest thereon at the Base Rate on demand, from the Company.

          2.8 Addition of Retail Sellers. Subject to the terms and conditions hereof, from time to time a special purpose subsidiary of CFC may become an additional Retail Seller party hereto by executing an Additional Seller Supplement hereto and to the Short Term Retail PSA. From and after the Retail Addition Date with respect to each additional Retail Seller through but excluding the Retail Addition Date with respect to any successive additional Retail Seller, all Retail Purchases shall be made with the Retail Seller which last became party hereto and all other Retail Sellers shall be party hereto and to the Short Term Retail PSA solely with respect to Retail Pooled Property in which they previously sold participating interests.

          2.9 Additional Commitments. The Company may, with the consent of the Agent (which shall not be unreasonably withheld), (a) add any additional Commercial Bank as a Bank pursuant to a New Bank Supplement, substantially in the form of Exhibit F, duly executed and delivered by the Company, the Agent and such Commercial Bank, whereupon such Commercial Bank (herein called a "New Bank") shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Short Term RPA and the Related Documents,
Schedule I hereto shall be deemed to be amended to add the name and Short Term Commitment of such New Bank and the Short Term Aggregate Commitment Amount shall be increased by the amount of such New Bank's Short Term Commitment, effective as of the date on which any such New Bank becomes a Bank pursuant to the provisions of this subsection 2.9(a), or (b) enable an existing Bank to increase its Short Term Commitment pursuant to a Short Term Commitment Increase Supplement, substantially in the form of Exhibit G, duly executed and delivered by the Company, the Agent and such Bank, whereupon such Bank shall be bound by and entitled to the benefits of this Short Term RPA and the Related Documents with respect to the full amount of its Short Term Commitment as so increased, Schedule I hereto shall be deemed to be amended to add the increased Short Term Commitment of such Bank, and the Short Term Aggregate Commitment Amount shall be increased by the amount of such Bank's additional Short Term Commitment, effective as of the date on which any such Bank increases its Short Term Commitment pursuant to the provisions of this subsection 2.9. The CFC Parties shall promptly execute and deliver appropriate Retail Senior Certificates and Wholesale Series Certificates to each New Bank and, upon surrender of its old Certificates, to each Bank increasing its Short Term Commitment.

                   SECTION 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Banks to enter into this Short Term RPA and to make the Purchases the Company hereby represents and warrants to the Agent and each Bank that:

          3.1  Corporate Existence; Compliance with Law.  Each CFC Party
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure so to qualify could not, in the aggregate have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

          3.2 Corporate Power; Authorization; Enforceable Obligations. Each CFC Party has the corporate power and authority, and the legal right, to make, deliver and perform this Short Term RPA and the Related Documents and has taken all necessary corporate action to authorize the Purchases on the terms and conditions of this Short Term RPA and the Related Documents and to authorize the execution, delivery and performance of this Short Term RPA and the Related Documents. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Purchases hereunder or with the execution, delivery, performance, validity or enforceability of this Short Term RPA or the Related Documents except such consents, authorizations or filings as have been obtained or made. This Short Term RPA has been, and each Related Document will be, duly executed and delivered on behalf of each CFC Party party thereto. This Short Term RPA constitutes, and each Related Document when executed and delivered will constitute, a legal, valid and binding obligation of each CFC Party party thereto enforceable against such CFC Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.3 No Legal Bar. The execution, delivery and performance of this Short Term RPA and the Related Documents, the Purchases hereunder and the use of the proceeds thereof will not violate the certificate or articles of incorporation, by-laws, other organizational or governing documents, any Requirement of Law or any Contractual Obligation of any CFC Party.

          3.4 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any CFC Party or against any of its or their respective properties or revenues (a) with respect to this Short Term RPA or the Related Documents or any of the transactions contemplated hereby, or (b) which could have a Material Adverse Effect.

          3.5 No Default. No Commitment Termination Event has occurred and is continuing.

          3.6 Investment Company Act; Other Regulations. No CFC Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.


                        SECTION 4.  CONDITIONS PRECEDENT

          4.1 Conditions to Effectiveness of This Short Term RPA. This Short Term RPA shall become effective on the date (the "Effective Date") that the Agent shall have received the following:

          (a) Agreement. (i) This Short Term RPA, executed and delivered by a duly authorized officer of each CFC Party party hereto and (ii) from each of the Persons listed on Schedule I, an executed Addendum.

          (b) Short Term Retail PSA. (i) The Short Term Retail PSA, executed and delivered by a duly authorized officer of each CFC Party party thereto and (ii) a certificate of a Responsible Officer of the Company that the conditions to the effectiveness of the Short Term Retail PSA set forth therein have been satisfied.

          (c) Short Term Wholesale Series Supplement. (i) The Short Term Wholesale Series Supplement, executed and delivered by a duly authorized officer of each CFC Party party thereto and (ii) a certificate of a Responsible Officer of the Company that the conditions to the effectiveness of the Short Term Wholesale Series Supplement set forth therein have been satisfied.

          (d) Corporate Proceedings of the Company. A copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each CFC Party authorizing the execution, delivery and performance of this Short Term RPA and the other Related Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such CFC Party, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (e) Corporate Documents. True and complete copies of the articles or certificate of incorporation and by-laws of each CFC Party, certified as complete and correct copies thereof by the Secretary or an Assistant Secretary of such CFC Party.

          (f) No Violation. A certificate of a Responsible Officer of the Company that the consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, as to any CFC Party, any Requirement of Law or the certificate or articles of incorporation, by-laws or other organizational or governing documents of such Person.

          (g) Consents, Licenses and Approvals. A certificate of a Responsible Officer of the Company (i) attaching copies of all consents, authorizations and filings referred to in subsection 3.2, and (ii) stating that such consents, licenses and filings are in full force and effect.

          (h) Legal Opinions. The executed legal opinion of Allan L. Ronquillo, Esq., general counsel of the Company, substantially in the form of Exhibit D.

          (i) Existing Short Term Standby RPA. Satisfactory evidence that the Existing Short Term Standby RPA shall have been terminated pursuant to an irrevocable notice of termination of commitments, that any amounts owing thereunder by the Company (including, without limitation, accrued unpaid commitment fees through the Effective Date) shall have been (or shall upon the occurrence of the Effective Date be) paid in full and that the "Aggregate Invested Amount" thereunder as of the Effective Date shall be equal to zero. Without affecting any terms of the Existing Short Term Standby RPA which expressly survive the termination of the Existing Short Term Standby RPA, each Bank party to the Existing Short Term Standby RPA hereby waives any requirement of advance notice of such termination contained in the Existing Short Term Standby RPA and hereby agrees that the Existing Short Term Standby RPA and the commitments thereunder (subject to receipt of any other required consents of any other Person) shall terminate simultaneously with the satisfaction by the Company of the conditions to effectiveness set forth in this subsection 4.1.

          4.2 Notice of Effective Date. Upon satisfaction of the conditions set forth in subsection 4.1, the Agent shall deliver to each CFC Party and Bank a notice stating that such conditions have been satisfied and setting forth the Effective Date.

          4.3 Conditions to Each Purchase. The agreement of each Bank to make any Purchase requested to be made by it on any date (including, without limitation, its initial Purchase) is subject to the satisfaction of the conditions precedent set forth in the Short Term Retail PSA, with respect to Retail Purchases, and in the Short Term Wholesale Series Supplement with respect to Wholesale Purchases and the following conditions with respect to all Purchases:

          (a) no Commitment Termination Event shall have occurred and be continuing;

          (b) the representations and warranties set forth in Section 3 shall be true and correct in all material respects on and as of the related Purchase Date;

          (c) neither the Company nor CCC shall be in default in the payment of interest on any Indebtedness of, or assumed by, such Person when due, which default shall have continued for a period of 10 days, or in payment of the principal of any such evidence of Indebtedness when due;

          (d) no default shall have occurred and be continuing under any instrument securing or providing for the issuance of Indebtedness of the Company or CCC, which default shall have continued unremedied for a period to permit acceleration of the maturity of such Indebtedness;

          (e) receipt by the Administrative Agent on the date of such Purchase of a certificate of a Responsible Officer stating that the conditions set forth in this Section 4.3 have been satisfied.

          4.4 Conditions to Addition of Retail Seller. A special purpose subsidiary shall become an additional Retail Seller on the date (with respect to such Retail Seller, the "Retail Addition Date") that the Agent shall have received a certificate of a Responsible Officer of the Servicer stating that all conditions precedent to the addition of such Seller as a party to the Short Term Retail PSA (including execution of a supplement making such Person a party hereto) have been satisfied.


                             SECTION 5.  COVENANTS

          The Company hereby agrees that, so long as the Short Term Commitments remain in effect, any Certificate remains outstanding or any other amount is owing to any Bank or the Agent hereunder, the Company shall and shall cause each of the other CFC Parties to:

          5.1 Notices. Promptly give notice to the Agent and each Bank of the occurrence of any Commitment Termination Event and any Default or Event of Default under and as defined in the CFC Revolving Credit Agreement.
Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the Company proposes to take with respect thereto.

          5.2 Merger. The Company and CCC will not merge or consolidate with or into any other Person, except that

          (i) the Company may merge or consolidate with or into any other Person, provided that (A) the Company shall be the continuing or surviving corporation, and (B) immediately after such merger or consolidation, the Company shall be able to fulfill the conditions set forth in subsection 4.3; and

         (ii) CCC may merge or consolidate (A) with or into the Company (provided that the Company shall be the continuing or surviving corporation), (B) with or into any one or more of its wholly-owned Subsidiaries (provided that a wholly-owned Subsidiary of CFC shall be the continuing or surviving corporation) and (C) with or into any other Person, if CCC shall be the continuing or surviving corporation and shall continue to be a Subsidiary of the Company and immediately after such merger or consolidation, the Company shall be able to fulfill the conditions set forth in subsection 4.3.

          5.3 Ownership of Retail Sellers and Wholesale Seller. The Company shall maintain ownership of all of the issued and outstanding shares of each class of capital stock of each Retail Seller and the Wholesale Seller.

          5.4 Maintenance of Separate Existence. Each Seller hereby agrees that, so long as the Short Term Commitments remain in effect, any Certificate remains outstanding or any other amount is owing to any Bank or the Agent hereunder, such Seller shall do all things necessary to maintain its corporate existence separate and apart from CCC, the Company and other Affiliates of the Seller, including, without limitation, (i) practicing and adhering to corporate formalities, such as maintaining appropriate corporate books and records; (ii) maintaining all of its deposit and other bank accounts and all of its assets separate from those of any other Person; (iii) maintaining all of its financial records separate and apart from those of any other Person; (iv) maintaining its own separate telephone number, stationery and business forms; (v) accounting for and managing all of its liabilities separately from those of any of its Affiliates; (vi) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving the Seller, CCC, the Company, or any other Affiliate of Seller, to substantively consolidate the Seller with CCC, the Company or any other Affiliate of Seller; (vii) conducting transactions with its Affiliates only on an arm's length basis; (viii) refraining from having its obligations guaranteed by any of its Affiliates and (ix) conducting all of its business (whether written or oral) solely in its own name.


                             SECTION 6.  GUARANTEE

          6.1 Guarantee. (a) The Company hereby unconditionally and irrevocably covenants and agrees that it will cause CCC duly and punctually to perform and observe all of the terms, conditions, covenants, agreements and indemnities of CCC under this Short Term RPA and the Related Documents strictly in accordance with the terms hereof and thereof and that if for any reason whatsoever CCC shall fail to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Company will duly and punctually perform and observe the same.

          (b) The liabilities and obligations of the Company under this subsection 6.1 shall be absolute and unconditional under all circumstances and shall be performed by the Company regardless of (i) whether the Banks shall have taken any steps to collect from CCC any of the amounts payable by CCC to the Banks under this Short Term RPA or the Related Documents or shall have otherwise exercised any of their rights or remedies under this Short Term RPA against CCC, (ii) the validity, legality or enforceability of this Short Term RPA or of any of the Related Documents, or the disaffirmance of any thereof in any insolvency, bankruptcy or reorganization proceedings relating to CCC, (iii) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of this Short Term RPA or any Related Document or any of the rights of the Banks as against CCC or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of this Short Term RPA or any Related Document, (iv) the merger or consolidation of CCC into or with any corporation or any sale or transfer by CCC of all or any part of its property, or (v) any other circumstances whatsoever (with or without a notice to or knowledge of the Company) which may or might in any manner or to any extent vary the risk of the Company, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the Company that the liabilities and obligations of the Company under this subsection
6.1 shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment and performance as in this Short Term RPA provided.

          (c) Without in any way affecting or impairing the liabilities and obligations of the Company under this subsection 6.1, the Banks may at any time and from time to time in their discretion, without the consent of, or notice to the Company, (i) extend or change the time, manner, place or terms of payment of any or all of the amounts payable by CCC to the Banks under this Short Term RPA or the Related Documents or amend, supplement, waive, extend or otherwise modify any of the terms of this Short Term RPA or the Related Documents or (ii) settle or compromise any of the amounts payable by CCC to the Banks under this Short Term RPA or the Related Documents or subordinate the same to the claims of others.

          (d) The provisions of this subsection 6.1 shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by CCC to the Banks under this Short Term RPA or the Related Documents is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of CCC, or otherwise, all as though such payment had not been made. The Company hereby waives (i) notice of the occurrence of any default hereunder, (ii) any requirement of diligence or promptness on the part of the Banks in making demand, commencing suit or exercising any other right or remedy under this Short Term RPA or the Related Documents, or otherwise, and (iii) any right to require the Banks to exercise any right or remedy against CCC prior to enforcing any of its rights against the Company under this subsection 6.1.

          (e) The Company covenants and agrees that so long as any of the amounts payable by CCC to the Banks under this Short Term RPA or any Related Document remains unpaid, the Company will maintain ownership of not less than 80% of the issued and outstanding shares of each class of capital stock of CCC that is entitled to vote generally for the election of directors; provided that nothing in this subsection 6.1 shall prevent the merger or consolidation of the Company and CCC in accordance with subsection 5.2 hereof.


                   SECTION 7.  COMMITMENT TERMINATION EVENTS

          If any of the following events shall occur and be continuing:

          (a)  (i) any Wholesale Non-Portfolio Early Amortization Event or
     (ii) any Retail Non-Portfolio Termination Event shall occur; or any CFC Party shall fail to pay any other amount payable hereunder, within five days after any such other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made by the Company herein or in any other Related Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Short Term RPA shall prove to have been incorrect in any material respect on or as of the date made; or

          (c) Any CFC Party shall default in the observance or performance of any other agreement contained in this Short Term RPA (other than as provided in paragraphs (a) through (b) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (d) (i) The Company or any of the other CFC Parties shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of the other CFC Parties any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of the other CFC Parties any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of the other CFC Parties shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
     (iii) above; or (v) the Company or any of the other CFC Parties shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, and in any such event, (A) if such event is a Commitment Termination Event specified in clause (i) or (ii) of paragraph (d) above, automatically the Short Term Commitments shall immediately terminate without notice of any kind, which is hereby waived by the CFC Parties and (B) if such event is any other Commitment Termination Event, so long as such Commitment Termination Event shall be continuing, with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Company declare the Short Term Commitments to be terminated forthwith, whereupon the Short Term Commitments shall immediately terminate.


                 SECTION 8.  THE AGENT AND ADMINISTRATIVE AGENT

          8.1 Appointment. Each Bank hereby irrevocably designates and appoints Chemical Bank as the Agent and as the Administrative Agent of such Bank under this Short Term RPA and the Related Documents and each such Bank irrevocably authorizes Chemical Bank, as the Agent and as Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Short Term RPA and the Related Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent or the Administrative Agent, as the case may be, by the terms of this Short Term RPA and the Related Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Short Term RPA, neither the Agent nor the Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Short Term RPA or any Related Document or otherwise exist against the Agent or the Administrative Agent.

          8.2 Delegation of Duties. Each of the Agent and the Administrative Agent may execute any of its duties under this Short Term RPA and the Related Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor the Administrative Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          8.3 Exculpatory Provisions. Neither the Agent, the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Short Term RPA or any Related Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any CFC Party or any officer thereof contained in this Short Term RPA or any Related Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or the Administrative Agent under or in connection with, this Short Term RPA or any Related Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Short Term RPA or any Related Document or for any failure of any CFC Party to perform its obligations hereunder or thereunder. Neither the Agent nor the Administrative Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Short Term RPA or any Related Document, or to inspect the properties, books or records of any CFC Party.

          8.4 Reliance by Agent and Administrative Agent. The Agent and the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any CFC Party), independent accountants and other experts selected by the Agent or the Administrative Agent. The Agent and the Administrative Agent shall be fully justified in failing or refusing to take any action under this Short Term RPA or any Related Document unless it shall first receive such advice or concurrence of the Required Banks, or, if required under this Short Term RPA, all the Banks, as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent and the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Short Term RPA and the Related Documents in accordance with a request of the Required Banks, or, if required under this Short Term RPA, all the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Certificates.

          8.5 Notice of Default. Neither the Agent nor the Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Commitment Termination Event hereunder unless the Agent or the Administrative Agent, as the case may be, has received notice from a Bank or a CFC Party referring to this Short Term RPA, describing such Commitment Termination Event and stating that such notice is a "notice of default".
In the event that the Agent or the Administrative Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Commitment Termination Event as shall be reasonably directed by the Required Banks, or, if required under this Short Term RPA, all the Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Commitment Termination Event as it shall deem advisable in the best interests of the Banks.

          8.6 Non-Reliance on Agent, Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent, the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or the Administrative Agent hereinafter taken, including any review of the affairs of the CFC Parties, shall be deemed to constitute any representation or warranty by the Agent or the Administrative Agent to any Bank. Each Bank represents to the Agent and the Administrative Agent that it has, independently and without reliance upon the Agent, the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the CFC Parties, the Wholesale Master Trust, the Retail Pooled Property and the Wholesale Trust Assets and made its own decision to make its Purchases hereunder and enter into this Short Term RPA and the other Related Documents to which it is a party. Each Bank also represents that it will, independently and without reliance upon the Agent, the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Short Term RPA and the Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the CFC Parties, the Wholesale Master Trust, the Retail Pooled Property and the Wholesale Trust Assets. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent or the Administrative Agent hereunder, neither the Agent nor the Administrative Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the CFC Parties, the Wholesale Master Trust, the Retail Pooled Property and the Wholesale Trust Assets which may come into the possession of the Agent or the Administrative Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7 Indemnification. The Banks agree to indemnify each of the Agent and the Administrative Agent in their respective capacities as such (to the extent not reimbursed by the CFC Parties and without limiting the obligation of the CFC Parties to do so), ratably according to the respective amounts of their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection 8.7 (or, if indemnification is sought after the date upon which the Short Term Commitments shall have terminated, ratably in accordance with such Commitment Percentages immediately prior to such date) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Certificates) be imposed on, incurred by or asserted against the Agent or the Administrative Agent, as the case may be, in any way relating to or arising out of this Short Term RPA, any of the Related Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or the Administrative Agent, as the case may be, under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Certificates and all other amounts payable hereunder.

          8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the CFC Parties as though the Agent were not the Agent hereunder and under the Related Documents. With respect to any interest in Retail Pooled Property or Wholesale Trust Assets the Agent may from time to time hold, the Agent shall have the same rights and powers under this Short Term RPA and the Related Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          8.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Banks. If the Agent shall resign as Agent under this Short Term RPA and the Related Documents, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Short Term RPA or any holders of the Certificates. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Short Term RPA and the Related Documents.

          8.10 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Agent. If the Administrative Agent shall resign as Administrative Agent under this Short Term RPA and the Related Documents, then the Agent shall appoint a successor administrative agent for the Banks, which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Short Term RPA or any holders of the Certificates. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Short Term RPA and the Related Documents.


                           SECTION 9.  MISCELLANEOUS

          9.1 Amendments and Waivers. Neither this Short Term RPA, any Related Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Agent and the CFC Parties may, from time to time, enter into written amendments, supplements or modifications hereto and to the Related Documents for the purpose of adding any provisions to this Short Term RPA or the Related Documents or changing in any manner the rights of the Banks or of the CFC Parties hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Short Term RPA or the Related Documents or any Commitment Termination Event and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Certificate or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder, or change the amount of any Bank's Short Term Commitment, in each case without the consent of each Bank directly affected thereby, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks or waive any of the provisions of subsection 4.3 or change the definition of Short Term Commitment Termination Date or reduce the percentages set forth in "Required Subordinated Percentage" or "Required Reserve Percentage" in the Short Term Wholesale Series Supplement or reduce the percentages set forth in "Subordinated Percentage" or change the definition of "Minimum Reserve Account Balance" or "Applicable Senior Percentage" in the Short Term Retail PSA or amend Section 5.6 of the Short Term Retail PSA or amend Sections 5.5 through 5.9 of the Short Term Wholesale Series Supplement, in each case without the written consent of all the Banks, or (c) amend, modify or waive any provision of Section 8 without the written consent of the then Agent and Administrative Agent or
(d) amend the Short Term Wholesale Series Supplement without the satisfaction of the Rating Agency Condition (as defined in the Wholesale
PSA), if so required by the Wholesale PSA. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the CFC Parties, the Banks, the Agent, the Administrative Agent and all future holders of the Certificates. In the case of any waiver, the CFC Parties, the Banks, the Agent and the Administrative Agent shall be restored to their former position and rights hereunder and under the Related Documents, and any Commitment Termination Event waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Commitment Termination Event, or impair any right consequent thereon. Any amendment hereof or of the Related Documents can be effected without the Administrative Agent being a party thereto.

          9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing delivered by certified or registered mail, by hand, by courier, or by telecopy, telegraph or telex, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, certified or registered mail, or by courier, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the CFC Parties, the Agent and the Administrative Agent and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the
Certificates:

CFC:                Chrysler Financial Corporation
                    27777 Franklin Road
                    Southfield, Michigan  48034-8286
                    Attention:  Treasurer
                    Telex:  230663
                    Answerback:  CHRYFINCL TRMI
                    Telecopy:  (810) 948-3801

CCC:                Chrysler Credit Corporation
                    27777 Franklin Road
                    Southfield, Michigan  48034-8286
                    Attention:     Treasurer
                    Telex:  230663
                    Answerback:  CHRYFINCL TRMI
                    Telecopy:  (810) 948-3801


The Wholesale
 Seller:            U. S. Auto Receivables Company
                    27777 Franklin Road
                    Southfield, Michigan  48034-8286
                    Attention:     Treasurer
                    Telex:  230663
                    Answerback:  CHRYFINCL TRMI
                    Telecopy:  810-948-3801


The initial         American Auto Receivables Company
 Retail Seller:     27777 Franklin Road
                    Southfield, Michigan  48034-8286
                    Attention:     Treasurer
                    Telex:  230663
                    Answerback:  CHRYFINCL TRMI
                    Telecopy:  810-948-3801

The Agent and       Chemical Bank
 Administrative     270 Park Avenue
 Agent:             New York, New York  10017
                    Attention: John Cannon
                    Telephone:  212-270-4872
                    Telecopy:  212-270-1469

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to subsection 2.3 shall not be effective until received.

          9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Short Term RPA.

          9.5  Payment of Expenses and Taxes.  The Company agrees:

          (a) to pay or reimburse the Agent and the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Short Term RPA, the Related Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of Simpson Thacher & Bartlett, special counsel to the Agent and the Administrative Agent,

          (b) to pay or reimburse each Bank, the Administrative Agent and the Agent for all its costs and expenses (other than legal fees and disbursements) incurred in connection with the enforcement or preservation of any rights under this Short Term RPA, the Related Documents and any such other documents, the reasonable fees and disbursements of one firm of special counsel to the Agent, the Administrative Agent and to the several Banks,

          (c) to pay, indemnify, and hold each Bank, the Administrative Agent and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (excluding, with respect to any Bank, net income and franchise taxes imposed with respect to net income), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Short Term RPA, the Related Documents and any such other documents, and

          (d) to pay, indemnify, and hold each Bank, the Administrative Agent and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than legal fees and disbursements) of any kind or nature whatsoever (and, with respect to any proceeding or related proceedings, the reasonable fees and disbursements of one firm of special counsel in connection with such proceeding(s)) with respect to the execution, delivery, enforcement, performance and administration of this Short Term RPA, the Related Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to the Agent, the Administrative Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent, the Administrative Agent or any such Bank or
     (ii) the ordinary course administration of this Short Term RPA, the Related Documents or such other documents by the Agent, the Administrative Agent or any such Bank.

          (e) The agreements in this subsection 9.5 shall survive payment of the Certificates and all other amounts payable hereunder.

          9.6  Successors and Assigns; Participations; Purchasing Banks.
(a) This Short Term RPA shall be binding upon and inure to the benefit of the CFC Parties, the Banks, the Agent, the Administrative Agent, all future holders of the Certificates, and their respective successors and assigns, except that no CFC Party may assign or transfer any of its rights or obligations under this Short Term RPA without the prior written consent of the Required Banks (other than in connection with the addition of an additional Retail Seller pursuant to the terms hereof).

          (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Certificate held by such Bank, the Short Term Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Short Term RPA to the other parties to this Short Term RPA shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Certificate for all purposes under this Short Term RPA and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Short Term RPA. No Participant shall have any rights under any Certificate (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the Participant thereto) and all amounts payable with respect to the Certificates shall be determined as if such Bank had not sold such participations provided that (i) the terms of any participation agreement or certificate relating to any such participation shall prohibit any subparticipations by such participant; (ii) any such participation agreement or certificate shall permit the Bank granting such participations the right to consent to waivers, amendments or supplements to this Short Term RPA and the Related Documents without the consent of such participant except in the case of (a) waivers of any Commitment Termination Event described in Section 7(a), and (b) any amendment or modification reducing the amount or extending the maturity of any Certificate or any installment thereof, or reducing the rate or extending the time of payment of interest thereon, or reducing any fee payable to such Bank hereunder, in each case to the extent such waiver, amendment or supplement directly affects such participant and (ii) a participating interest of at least $5,000,000 shall be sold pursuant to any such participation (unless, at the Company's discretion, a lesser amount is agreed upon between the Company and such
Bank).

          (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank, and, with the consent of the Company and the Agent (which in each case shall not be unreasonably withheld or delayed) to one or more additional Commercial Banks ("Purchasing Banks") all or a portion of its rights and obligations under this Short Term RPA, the Related Documents and the Certificates, pursuant to an Assignment and Acceptance, executed by such Purchasing Bank, such transferor Bank and the Agent (and, in the case of a Purchasing Bank that is not then a Bank, by the Company), and delivered to the Agent for its acceptance and recording in the Register, provided that (i) prior to the termination of the Short Term Commitments (whether on the Short Term Commitment Termination Date or otherwise), any such sale shall include a proportionate share of each of such transferor Bank's Short Term Commitment, interests in Retail Pooled Property and interests in Wholesale Trust Assets and, after any such termination, any such sale may be of any combination of interests in Retail Pooled Property and interests in Wholesale Trusts Assets, (ii) in the event of an assignment of less than all of such Bank's obligations, (x) the principal amount of such Bank's Short Term Commitment so sold (or, if no Short Term Commitment is outstanding, the principal amount of interests in Retail Pooled Property and Wholesale Trust Assets so sold) shall be in an aggregate amount of $6,000,000 or more and (y) after giving effect to any such assignment, the transferor Bank and the Purchasing Bank (in each case together with any Bank which is an affiliate of such transferor Bank or such Purchasing Bank, respectively) shall each have obligations hereunder and under the Related Documents aggregating not less than $6,000,000 (unless, in each case, at the Company's discretion, a lesser amount is agreed upon between the Company and such transferor Bank or Purchasing Bank, respectively), and (iii) no assignment hereunder shall be effective unless and until the Agent shall be given written notice of the Clearing Account of the Purchasing Bank; provided, further, however, that no consent by the Company shall be required in the case of assignments to a Commercial Bank controlled by, controlling or under common control with an assignor Bank or pursuant to a merger or consolidation of such Bank with another entity or a similar transaction involving such Bank. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Bank thereunder shall be a party hereto and the Related Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with a Short Term Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Short Term RPA (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Short Term RPA and the Related Documents, such transferor Bank shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Short Term RPA to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Short Term RPA and the Related Documents. On or prior to the effective date determined pursuant to such Assignment and Acceptance, each Seller, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Retail Senior Certificate and Wholesale Senior Certificate a new Retail Senior Certificate and Wholesale Senior Certificate issued in the name of such Purchasing Bank pursuant to the Short Term Retail PSA and the Short Term Wholesale Series Supplement and, if the transferor Bank has a retained Short Term Commitment hereunder, new Retail Senior Certificate and Wholesale Senior Certificate issued in the name of the transferor Bank.

          (d) The Agent shall maintain at its address referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names, addresses and Clearing Accounts of the Banks and the Short Term Commitment of, and principal amount of the interests in Retail Pooled Property and Wholesale Trust Assets sold to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the CFC Parties, the Agent, the
Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the interests in Retail Pooled Property and Wholesale Trust Assets recorded therein for all purposes of this Short Term RPA. The Register shall be available for inspection by the CFC Parties or any Bank at any reasonable time and from time to time upon reasonable prior notice. The Agent shall give prompt written notice to the Company of the making of any entry in the Register or any change in any such entry.

          (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent), together with payment to the Agent of a registration and processing fee of $2,500 (or such lesser amount as may be agreed to by the Agent), the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

          (f) Each CFC Party authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning such CFC Party and its affiliates which has been delivered to such Bank by or on behalf of such CFC Party pursuant to this Short Term RPA or which has been delivered to such Bank by or on behalf of the Company in connection with such Bank's credit evaluation of such CFC Party and its affiliates prior to becoming a party to this Short Term RPA.

          (g) If, pursuant to this subsection 9.6, any interest in this Short Term RPA or any Certificate is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the CFC Parties) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the CFC Parties or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Certificates, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the CFC Parties) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Agent and the CFC Parties) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the CFC Parties) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          9.7 Clearing Accounts. (a) Each Bank irrevocably authorizes the Agent and the Administrative Agent to cause such Bank's Clearing Account to be debited as contemplated in subsection 2.3 and to cause to be created an overdraft in such account if the balance in such Bank's Clearing Account on a particular date is less than the amount of the Purchase to be made by such Bank on such day. In addition each Bank irrevocably authorizes the Agent and the Administrative Agent to cause such Bank's Clearing Account to be credited, as contemplated in subsection 2.7(a), with its ratable share of payments received by the Agent from the Sellers. The Clearing Account of each Bank shall be maintained at its own expense and free of charge to the Agent, the Administrative Agent and the Company.

          (b) The Agent may at any time in its sole discretion, upon notice to the Company and the Banks, discontinue the use of ACH procedures in connection with Purchases made pursuant hereto, and the Banks shall thereafter fund each Purchase required to be made by them hereunder by making available the amount thereof to the Agent for the account of the Sellers at the office of the Agent set forth in subsection 9.2 in funds immediately available to the Agent.

          9.8  Adjustments; Set-off.

          (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its investments in Retail Pooled Property or Wholesale Trust Assets, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(d), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's investments in Retail Pooled Property or Wholesale Trust Assets, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's investments in Retail Pooled Property or Wholesale Trust Assets, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each CFC Party agrees that each Bank so purchasing a portion of another Bank's investments in Retail Pooled Property or Wholesale Trust Assets may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to any CFC Party, any such notice being expressly waived by each CFC Party to the extent permitted by applicable law, upon any amount becoming due and payable by such CFC Party hereunder or under the Related Documents (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of such CFC Party, provided, however, that no Bank which maintains any bank account for the benefit of the Wholesale Master Trust or the Wholesale Trustee shall exercise any right of set-off or counterclaim or similar right with respect to amounts on deposit in such bank account. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          9.9 Counterparts. This Short Term RPA may be executed by one or more of the parties to this Short Term RPA on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Short Term RPA signed by all the parties shall be lodged with the Company and the Agent.

          9.10 Severability. Any provision of this Short Term RPA which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.11 Integration. This Short Term RPA represents the agreement of the CFC Parties, the Agent, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the Related Documents.

          9.12 GOVERNING LAW. THIS SHORT TERM RPA AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SHORT TERM RPA SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          9.13 Submission To Jurisdiction; Waivers. Each CFC Party hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Short Term RPA and the Related Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in subsection 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          9.14  Acknowledgements.  Each CFC Party hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Short Term RPA and the Related Documents;

          (b) neither the Agent nor any Bank has any fiduciary relationship to such Person, and the relationship between Agent and Banks, on one hand, and such Person, on the other hand, is solely that of debtor and creditor; and

          (c) no joint venture exists among the Banks or among the CFC Parties and the Banks.


          IN WITNESS WHEREOF, the parties hereto have caused this Short Term RPA to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                   CHRYSLER FINANCIAL CORPORATION


                                   By /s/ D.M. Cantwell
                                   Title: Vice President - Corporate
                                          Finance and Development


                                   CHRYSLER CREDIT CORPORATION


                                   By /s/ D.A. Robison
                                   Title: Vice President
                                          and Treasurer


                                   U.S. AUTO RECEIVABLES COMPANY


                                   By /s/ John J. Shea
                                   Title: Assistant Treasurer


                                   AMERICAN AUTO RECEIVABLES COMPANY


                                   By /s/ John J. Shea
                                   Title: Assistant Treasurer


                                   CHEMICAL BANK,
                                     as Agent and as Administrative Agent


                                   By /s/ Karen Sager
                                   Title: Vice President

                                                                    ANNEX 1
                                                          to Short Term RPA


                              CERTAIN DEFINITIONS


          The following terms shall have the following meanings:

          "ACH": an Automated Clearing House.

          "Accrual Period": (i) with respect to any Retail Distribution Date, the period from and including the preceding Retail Distribution Date (or, with respect to the initial Retail Distribution Date, the Effective Date) to but excluding such Retail Distribution Date, or
     (ii) with respect to any Wholesale Distribution Date, the period from and including the preceding Wholesale Distribution Date (or, with respect to the initial Wholesale Distribution Date, the Effective
     Date) to but excluding such Wholesale Distribution Date.

          "Active Retail Seller": the Retail Seller which became a party to the Short Term RPA last in time.

          "Addendum": an instrument, substantially in the form of Exhibit A to the Short Term RPA.

          "Additional Seller Supplement": an instrument, substantially in the form of Exhibit H to the Short Term Retail PSA, by which a Retail Seller becomes a party to the Short Term RPA and the Short Term Retail PSA.

          "Administrative Agent": Chemical Bank, a New York corporation, in its capacity as administrative agent for the Banks under the Short Term RPA, or any successor.

          "Affiliate": of any corporation, shall mean any Person that, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent": Chemical Bank, a New York banking corporation, in its capacity as agent for the Banks under the Short Term RPA, or any successor.

          "Aggregate Invested Amount": at any time of determination, the sum of the Retail Senior Amount at such time and the Wholesale Aggregate Senior Invested Amount at such time.

          "Applicable Invested Amount": with respect to any Reference Bank, (i) with respect to a determination of the LIBO Rate for purposes of the Short Term Retail PSA, such Reference Bank's Commitment Percentage of the Retail Senior Amount and (ii) with respect to a determination of the LIBO Rate for purposes of the Short Term Wholesale Series Supplement, the "Bank Invested Amount" of such Reference Bank under and as defined in the Short Term Wholesale Series Supplement.

          "Assessment Rate": for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

          "Assignment and Acceptance": an instrument, substantially in the form of Exhibit E to the Short Term RPA, pursuant to which a Purchasing Bank acquires all or a portion of another Bank's Short Term Commitment and Certificates.

          "Banks": as defined in the preamble to the Short Term RPA.

          "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Effective Federal Funds Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
     (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Federal Reserve Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Federal Reserve Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported for such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent clearly demonstrable error) that it is unable to ascertain the Base CD Rate or the Effective Federal Funds Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause
     (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Effective Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Effective Federal Funds Rate, respectively.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with a Purchase with respect to which the LIBO Rate is determined based upon the Telerate screen in accordance with the definition of LIBO Rate, "Business Day" shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and New York, New York.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation.

          "CARCO": Chrysler Auto Receivables Company, a Delaware corporation.

          "Certificates": collectively, the Retail Senior Certificates and the Wholesale Senior Certificates.

          "CCC":  Chrysler Credit Corporation, a Delaware corporation.

          "CFC":  Chrysler Financial Corporation, a Michigan corporation.

          "CFC Party": each of CFC, CCC, the Retail Sellers and the Wholesale Seller.

          "CFC Revolving Credit Agreement":  the Revolving Credit
     Agreement, dated as of May 23, 1994, among CFC, the banks parties thereto, the Co-Agents parties thereto, Chemical Securities Inc., as arranger, and Chemical Bank, as agent, as amended, supplemented, modified, renewed or replaced from time to time.

          "Chemical": Chemical Bank, a New York banking corporation, or any successor.

          "Chrysler":  Chrysler Corporation, a Delaware corporation.

          "Clearing Account": shall mean, as to any Bank, the bank account designated in its Addendum or such other bank account as such Bank shall designate in writing to the Agent from time to time, provided that such other bank account shall be maintained at the office of an ACH member.

          "Commercial Bank" shall mean any Person (a) licensed to engage in commercial banking business and (b) which on the date it becomes a Bank hereunder (i) is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and the Related Documents and (ii) is entitled to an exemption from, or is not subject to, United States backup withholding tax.

          "Commitment Percentage": as to any Bank at any time, the percentage of the Short Term Aggregate Commitment Amount then constituted by such Bank's Short Term Commitment.

          "Commitment Termination Event":  any of the events specified in
     Section 7 of the Short Term RPA, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default Rate":  the Base Rate plus 2%.

          "Distribution Dates": the collective reference to the Retail Distribution Date and the Wholesale Distribution Date.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Effective Date":  as defined in subsection 4.1 of the Short Term
     RPA.

          "Effective Federal Funds Rate": for any day, the weighted average of the rates on overnight Federal funds transactions between members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Eurodollar Margin": if Utilization is less than or equal to 33-1/3%, .4750 of 1% per annum, or if Utilization is greater than 33-1/3%, .6000 of 1% per annum.

          "Existing Short Term Standby RPA": the Short Term Standby Receivables Purchase Agreement, dated as of September 15, 1993, among CFC, CCC, the Wholesale Seller, the Retail Sellers, the banks party thereto, Chemical Bank, as agent, and Chemical Bank Agency Services Corporation, as administrative agent, as in effect immediately prior to the Effective Date of the Short Term RPA.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under leases which appear as capital leases on a consolidated balance sheet of such Person prepared in accordance with GAAP and (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person.

          "Invested Amount": with respect to any Bank, at any time of determination, the sum of the Retail Invested Amount of such Bank at such time and the Wholesale Invested Amount of such Bank at such time.

          "LIBO Rate": with respect to any Accrual Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Accrual Period commencing on the first day of such Accrual Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Accrual Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "LIBO Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Agent and CFC or, in the absence of such agreement, the "LIBO Rate" shall instead be the rate per annum equal to the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the respective rates notified to the Agent by each of the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Accrual Period, in the interbank eurodollar market where the relevant eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Accrual Period for the number of days comprised therein and in an amount equal to the amount of the Applicable Invested Amount of such Reference Bank to be outstanding during such Accrual Period.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

          "Material Adverse Effect": a material adverse effect on (a) the ability of any CFC Party to perform its obligations under the Short Term RPA or the Related Documents or (b) the validity or enforceability of the Short Term RPA or any of the Related Documents.

          "Participant":  as defined in subsection 9.6(b) of the Short Term
     RPA.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Purchase Date": any Business Day specified in a notice pursuant to subsection 2.3 of the Short Term RPA as a date on which a Seller requests the Banks to make a Purchase under the Short Term RPA.

          "Purchases": the collective reference to Retail Purchases and Wholesale Purchases.

          "Purchasing Banks": as defined in subsection 9.6(c) of the Short Term RPA.

          "Reference Banks": shall mean Chemical, NBD Bank, N.A., The Royal Bank of Canada and Swiss Bank Corporation.

          "Related Documents": the Short Term Retail PSA, the Short Term Wholesale Series Supplement, the Retail Certificates, the Wholesale Certificates, the Retail Purchase Agreement, the Wholesale PSA, the Receivables Purchase Agreement referred to in the Wholesale PSA, each "Assignment" (as defined in the Short Term Retail PSA), and each "Interest Rate Cap Agreement" (as defined in the Short Term Retail
     PSA).

          "Required Banks": at any time, Banks the Voting Percentages of which aggregate at least 51%.

          "Requirement of Law": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": at any particular time, the Chairman of the Board, the President, the chief financial officer, the Vice President-Corporate Finance and Development, the Treasurer or the Controller of the Company.

          "Retail Addition Date": as defined in subsection 4.4 of the Short Term RPA.

          "Retail Certificates": the Retail Senior Certificates and the "Subordinated Certificate" issued pursuant to the Short Term Retail PSA.

          "Retail Distribution Date": "Distribution Date", as defined in the Short Term Retail PSA.

          "Retail Invested Amount": as to any Bank, as of any date of determination, the "Invested Amount" of such Bank, as defined in the Short Term Retail PSA.

          "Retail Non-Portfolio Termination Event": any of the following events:

               (a) failure on the part of any Retail Seller or CFC, as applicable, to make any payment or deposit required by the terms of the Short Term Retail PSA or any Retail Purchase Agreement within two Business Days after any such payment or deposit is required to be made in accordance with the terms thereof;

               (b) any Retail Seller shall default in the observance or performance of any agreement contained in Section 7.1(b)(i) of the Short Term Retail PSA;

               (c) any Retail Seller or CFC shall default in the observance or performance of any other agreement, covenant or term contained in the Short Term Retail PSA or any Retail Purchase Agreement, and such default shall continue unremedied for a period of 30 days after receipt by the Active Retail Seller of notice of such default from the Agent;

               (d) any representation or warranty made by CFC in any Retail Purchase Agreement or any Retail Seller in the Short Term Retail PSA shall prove to have been incorrect in any material respect on or as of the date made or deemed made, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by the Agent to the Active Retail Seller; provided, however, a Retail Non-Portfolio Termination Event shall not be deemed to have occurred if such representation or warranty relates to a "Contract" conveyed under the Short Term Retail PSA and the Retail Sellers have repurchased such Contract during such period in accordance with the provisions of the Short Term Retail PSA; or

               (e)  a Retail Service Default.

          "Retail Pooled Property": "Pooled Property", as defined in the Short Term Retail PSA.

          "Retail Portfolio Termination Event": any of the following events:

               (a) the Retail Senior Amount is greater than zero and the amount on deposit in the "Reserve Account" maintained under and pursuant to the Short Term Retail PSA equals zero;

               (b) on any Retail Distribution Date, the percentage equivalent of the decimal obtained by dividing (i) Realized Losses with respect to all retail automobile installment sale contracts of CFC and its subsidiaries (including contracts sold subject to limited recourse provisions) during the three calendar months ended prior to such Retail Distribution Date by (ii) total collections plus Realized Losses, in each case with respect to all such contracts during such three month period, exceeds 4.5%; or

               (c) any "Event of Default" under and as defined in the CFC Revolving Credit Agreement has occurred and is continuing.

          "Retail Purchase":  as defined in subsection 2.1 of the Short
     Term RPA.

          "Retail Purchase Agreement": a "Purchase Agreement", as defined in the Short Term Retail PSA.

          "Retail Seller":  as defined in the preamble to the Short Term
     RPA.

          "Retail Senior Amount": the "Senior Amount", as defined in the Short Term Retail PSA.

          "Retail Senior Certificates": "Senior Certificates", as defined in the Short Term Retail PSA.

          "Retail Servicer": CCC, in its capacity as servicer under the Short Term Retail PSA and any successor as servicer thereunder.

          "Retail Service Default": a "Service Default", as defined in the Short Term Retail PSA.

          "Seller":  each of the Wholesale Seller and the Retail Sellers.

          "Servicer": shall have the meaning specified in the Short Term Retail PSA.

          "Short Term Aggregate Commitment Amount": at any time, the sum of the Short Term Commitments of all Banks at such time.

          "Short Term Commitment": as to any Bank, the obligation of such Bank to purchase undivided participating interests in Retail Pooled Property and Wholesale Trust Assets hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I to the Short Term RPA in the column designated "Short Term Commitments".

          "Short Term Commitment Period": the period from and including the Effective Date to but not including the Short Term Commitment Termination Date or such earlier date on which the Short Term Commitments shall terminate as provided in the Short Term RPA.

          "Short Term Commitment Termination Date": 364 days after the Effective Date, or, if such day is not a Business Day, the next preceding Business Day.

          "Short Term Retail PSA": the Short Term Participation and Servicing Agreement, dated as of May 23, 1994, among the Retail Sellers, CCC, the Banks, the Agent and the Administrative Agent, substantially in the form of Exhibit B to the Short Term RPA, as the same may be amended, supplemented or otherwise modified from time to time.

          "Short Term RPA": the Short Term Receivables Purchase Agreement, dated as of May 23, 1994, among CFC, CCC, the Wholesale Seller, the Retail Sellers, the Banks, the Agent and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Short Term Wholesale Series Supplement": the Short Term Bank Supplement to the Wholesale PSA, dated as of May 23, 1994, among the Wholesale Seller, the Wholesale Trustee, CCC, the Banks, the Agent and the Administrative Agent, substantially in the form of Exhibit C to the Short Term RPA, as the same may be amended, supplemented or otherwise modified from time to time.

          "Statutory Reserves": a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board and any other banking authority to which the Agent is subject with respect to the Base CD Rate (as such term is used in the definition of "Base Rate"), for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned.

          "Transferee":  as defined in subsection 9.6(f) of the Short Term
     RPA.

          "Utilization": as of the last day of any Accrual Period, the percentage equivalent of a fraction (i) the numerator of which is the average daily Aggregate Invested Amount during such Accrual Period and
     (ii) the denominator of which is the average daily Short Term Aggregate Commitment Amount during such Accrual Period. If for any reason there is any Aggregate Invested Amount after the termination of the Short Term Commitments, the Utilization for each day on or after the date of such termination shall be deemed to be greater than 33-1/3% (or, in the case of any such termination occurring on the Short Term Commitment Termination Date, the actual Utilization on such date immediately prior to giving effect to such termination).

          "Voting Percentage": as to any Bank at any time, the percentage equivalent of a fraction the numerator of which equals such Bank's Short Term Commitment (or, at any time after the Short Term Commitments shall have expired or terminated, the aggregate outstanding principal amount of such Bank's Invested Amount) and the denominator of which equals the aggregate amount of the Short Term Commitments of each of the Banks (or, at any time after the Short Term Commitments shall have expired or terminated, the aggregate outstanding principal amount of the Invested Amounts of each of the Banks).

          "Wholesale Aggregate Senior Invested Amount": the "Aggregate Bank Invested Amount", as defined in the Short Term Wholesale Series Supplement.

          "Wholesale Certificates": the Wholesale Senior Certificates issued pursuant to the Short Term Wholesale Series Supplement.

          "Wholesale Distribution Date": a "Distribution Date", as defined in the Short Term Wholesale Series Supplement.

          "Wholesale Early Amortization Event": an "Early Amortization Event", as defined in the Short Term Wholesale Series Supplement.

          "Wholesale Invested Amount": as to any Bank, as of any date of determination, the "Bank Invested Amount" of such Bank, as defined in the Short Term Wholesale Series Supplement.

          "Wholesale Master Trust": CARCO Auto Loan Master Trust, established pursuant to the Wholesale PSA.

          "Wholesale Non-Portfolio Early Amortization Event": a Wholesale Early Amortization Event of the type described in Section 9.01 of the Wholesale PSA or clause (c) or (f) of Section 7.1 of the Short Term Wholesale Series Supplement.

          "Wholesale Portfolio Early Amortization Event": a Wholesale Early Amortization Event other than a Wholesale Non-Portfolio Early Amortization Event.

          "Wholesale PSA": the Pooling and Servicing Agreement, dated as of May 31, 1991, as assigned by CARCO to the Wholesale Seller on August 8, 1991, among the Wholesale Seller, CCC, as Servicer, and the Wholesale Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

          "Wholesale Purchase": as defined in subsection 2.1 of the Short Term RPA.

          "Wholesale Seller":  as defined in the preamble to the Short Term
     RPA.

          "Wholesale Senior Certificate Sublimit": the lesser of (i) 66-2/3% of the Short Term Aggregate Commitment Amount and (ii) $333,333,333.

          "Wholesale Senior Certificates":  the "Bank Series
     Certificates", as defined in the Short Term Wholesale Series
     Supplement.

          "Wholesale Servicer": CCC, in its capacity as servicer under the Wholesale PSA, and any successor as servicer thereunder.

          "Wholesale Trust Assets": "Trust Assets", as defined in the Wholesale PSA.

          "Wholesale Trustee": Manufacturers and Traders Trust Company and its successors as Trustee under the Wholesale PSA.